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                                                                       EXHIBIT 6


                                LOCK-UP AGREEMENT


                                                            , 1997


Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Cowen & Company
Schroder & Co. Inc.
  as Representatives of the U.S. Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Goldman Sachs International
Morgan Stanley & Co. International Limited
Cowen International L.P.
J. Henry Schroder & Co. Limited
  as Representatives of the International
  Underwriters
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB, England


Gentlemen:

         We have been advised that AMF Bowling, Inc., a Delaware corporation (the "Company"), proposes to sell shares of the Company's common stock, $.01 par value per share ("Common Stock"), to a group of U.S. underwriters, for whom Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Cowen & Company and Schroder & Co. Inc. propose to act as representatives (the "U.S. Representatives"), and a group of international underwriters (the U.S. and international underwriters being collectively referred to herein as the "Underwriters"), for whom Goldman Sachs International, Morgan Stanley & Co. International Limited, Cowen International L.P. and J. Henry Schroder & Co. Limited propose to act as representatives (together with the U.S. Representatives, the "Representatives"), pursuant to underwriting agreements to be entered into between the Company and the Underwriters in such form or forms as the parties thereto may hereafter execute and deliver (the "Underwriting Agreements"). To facilitate the marketing of the shares of Common Stock the Underwriters have requested that the Company and certain holders of Common Stock (or securities convertible into or exchangeable for, or that represent the right to receive, Common Stock) agree not to sell any shares of Common Stock or such securities or enter into certain other transactions for a specified period of time.

         For the purpose of facilitating the marketing of the shares of Common Stock, because the existence of a public market will result in greater liquidity for the undersigned's interest in the Common Stock, and as an inducement to the Underwriters to enter into the Underwriting Agreements, the undersigned hereby agree, for the benefit of the Underwriters and their Representatives, that during the period beginning from and including the date of the Underwriting Agreements and continuing to and including the date 180 days after the date of the
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Prospectus (as defined in the Underwriting Agreements), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities of the Company that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, and including but not limited to entering into any cash-settled or physically settled hedging transaction relating to the Common Stock, in each case without the prior written consent of the Representatives.

         THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Neither you nor any of the Underwriters is under any obligation with respect to either of the Underwriting Agreements or otherwise with respect to the issuance of the Common Stock pursuant thereto by reason of this Lock-Up Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Lock-up Agreement to be executed as of the date of this letter.





                                          -------------------------------------







Acknowledged:


Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Cowen & Company
Schroder & Co. Inc.


By:
   -----------------------------------
          (Goldman, Sachs & Co.)

On behalf of each of the U.S. Underwriters



Goldman Sachs International
Morgan Stanley & Co. International Limited
Cowen International L.P.
J. Henry Schroder & Co. Limited

By:  Goldman Sachs International


By:
   ------------------------------------
           (Attorney-in-fact)

On behalf of each of the International Underwriters


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